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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: NOVEMBER 1998
DISTRIBUTION DATE: 12/15/98




STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                        Per $1,000 of Original
                                                                                                            Class A/Class B
                                                                                                           Certificate Amount
                                                                                                           ------------------
   (i) Principal Distribution
           Class A Amount                                                       $6,074,045.68                   $10.653323
           Class B Amount                                                         $281,033.44                    $9.365234

  (ii) Interest Distribution
           Class A Amount                                                         $309,121.33                    $0.542171
           Class B Amount                                                          $16,269.54                    $0.542171

 (iii) Amount of Distribution allocable to the Yield Supplement Amount .            $2,298.23
           Class A Amount                                                           $2,183.32
           Class B Amount                                                             $114.91
       Amount of Distribution allocable to the (Excess) Shortfall Amount           $28,719.86
           Class A Percentage                                                      $27,283.87
           Class B Percentage                                                       $1,435.99

  (iv) Monthly Servicing Fee                                                       $55,622.37                    $0.092679
           Monthly Supplemental Servicing Fee                                           $0.00                    $0.000000
           Class A Percentage of the Servicing Fee                                 $52,841.25                    $0.092679
           Class A Percentage of the Supplemental Servicing Fee                         $0.00                    $0.000000
           Class B Percentage of the Servicing Fee                                  $2,781.12                    $0.092679
           Class B Percentage of the Supplemental Servicing Fee                         $0.00

   (v) Class A Principal Balance (end of Collection Period)                    $57,335,458.69
       Class A Pool Factor (end of Collection Period)                            10.056117%
       Class B Principal Balance (end of Collection Period)                   $3,017,655.72
       Class B Pool Factor (end of Collection Period)                            10.056117%

  (vi) Pool Balance (end of Collection Period)                                 $60,353,114.41

 (vii) Class A Interest Carryover Shortfall                                             $0.00
       Class A Principal Carryover Shortfall                                            $0.00
       Class B Interest Carryover Shortfall                                             $0.00
       Class B Principal Carryover Shortfall                                      ($38,653.17)

(viii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class A or Class B Certificateholders          .       $0.00                    $0.000000

  (ix) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                       $6,001,631.84
           Class B Amount                                                               $0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by
         the Seller or the Servicer                                                     $0.00


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